UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  April 11, 2018

FRANKLIN RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-09318	13-2670991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Franklin Parkway, San Mateo, California 94403
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 312-2000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 8.01 Other Events.

On April 11, 2018, the Board of Directors (the “Board of Directors”) of Franklin Resources, Inc. (the “Company”) authorized the Company to repurchase, from time to time, up to an additional 80.0 million shares of its common stock in either open market or private transactions. The size and timing of these purchases will depend on price, market and business conditions and other factors. The stock repurchase program is not subject to an expiration date. The new Board of Directors authorization is in addition to the existing authorization, of which approximately 15.9 million shares remained available for repurchase at March 31, 2018. Shares repurchased under the stock repurchase program are retired. A copy of the press release announcing the addition to the stock repurchase program is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

The exhibit listed on the Exhibit Index is incorporated herein by reference.

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated April 12, 2018 issued by Franklin Resources, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN RESOURCES, INC.

Date:	April 12, 2018	/s/ Kenneth A. Lewis
Name: Kenneth A. Lewis Title: Chief Financial Officer and Executive Vice President

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